TRIDEX CORPORATION AND SUBSIDIARIES
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)

                                                   Quarters Ended                Six Months Ended
                                             ---------------------------    --------------------------
                                                June 30,      June 28,         June 30,     June 28,
                                                  1998          1997             1998         1997
                                             ---------------------------    --------------------------
BASIC AND DILUTED:
  EARNINGS:
    Loss from continuing operations          $    (18,325)            --    $   (18,278)   $      (175)
    Income (loss) from discontinued
      operations                                       --    $      (206)            --            607
                                             ---------------------------    --------------------------
    Net income (loss) available to
      common stockholders                    $    (18,325)   $      (206)   $   (18,278)   $       432
                                             ===========================    ==========================

  SHARES:
    Weighted average common shares
      outstanding                               6,187,000      5,369,000      5,771,000      4,956,000
                                             ===========================    ==========================

  EARNINGS PER SHARE - BASIC:
    Loss from continuing operations          $      (2.96)            --    $     (3.17)   $     (0.04)
    Income (loss) from discontinued
      operations                                       --    $     (0.04)            --           0.13
                                             ---------------------------    --------------------------
    Net income (loss)                        $      (2.96)   $     (0.04)   $     (3.17)   $      0.09
                                             ===========================    ==========================